QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.7

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SESENTA Y DOS.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- El compareciente me acredita la legal existencia de la sociedad con la póliza número seis mil doscientos ochenta y seis, de fecha veinticuatro de julio de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el folio mercantil número doscientos noventa y dos mil novecientos veintiuno, el día seis de agosto de dos mil dos, y mediante la cual se constituyó la sociedad denominada "DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA, por escisión de la sociedad denominada "TRANSPORTES MARITIMOS DEL PACIFICO", SOCIEDAD ANONIMA, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital de Cincuenta Mil Pesos, Cero Centavos, Moneda Nacional, y teniendo como objeto social preponderante la prestación en Puertos Mexicanos de los servicios regulados por la Ley de Puertos, incluyendo sin limitar, el servicio público o particular de atención de embarcaciones, así como de maniobras de carga, descarga, alijo, almacenaje, transbordo, estiba, desestiba, acarreo y en general las que auxilien y complementen el comercio marítimo y el transporte por agua, y aquellos que le sean conexos.

        II.- Con póliza número siete mil cuatrocientos veintiséis, de fecha treinta de abril de dos mil tres, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el Folio Mercantil número 292921 (doscientos noventa y dos mil novecientos veintiuno), con fecha trece de mayo de dos mil tres, se formalizó un acta de asamblea general extraordinaria de accionistas de la sociedad "DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA, en la que entre otros acuerdos se resolvió la transformación de la sociedad, adoptando la modalidad de capital variable, así como la reforma integral de sus estatutos sociales.

        III.- Mediante póliza número ocho mil seiscientos cincuenta y uno, de fecha veintidós de diciembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, pendiente de inscripción en el Registro Público de Comercio del Distrito Federal, por lo reciente de su otorgamiento, se formalizó un acta de asamblea general extraordinaria de accionistas de la sociedad "DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en la que entre otros acuerdos se resolvió cambiar el régimen de exclusión de extranjeros por el de admisión de extranjeros, reformándose en consecuencia la cláusula Quinta de los estatutos sociales.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

ESTATUTOS SOCIALES
DIVISION DE NEGOCIOS ESPECIALIZADOS,
SOCIEDAD ANONIMA DE CAPITAL VARIABLE
CLAUSULAS
DENOMINACION, DURACION, DOMICILIO Y OBJETO

        PRIMERA.- La denominación de la Sociedad será DIVISION DE NEGOCIOS ESPECIALIZADOS, la que irá siempre seguida de las palabras "SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE" o de sus abreviaturas "S.A. DE C.V.".

        SEGUNDA.- La duración de la Sociedad será de NOVENTA Y NUEVE AÑOS, contados a partir de la fecha de firma de este instrumento.

        TERCERA.- El domicilio de la Sociedad será la Ciudad de México, Distrito Federal, pero podrá establecer sucursales o agencias en cualquier otra parte de la República Mexicana o del extranjero.

        CUARTA.- La Sociedad tendrá por objeto:

          a)    La prestación en Puertos Mexicanos de los servicios regulados por la Ley de Puertos, incluyendo sin limitar, el servicio público o particular de atención de embarcaciones, así como de maniobras de carga, descarga, alijo, almacenaje, transbordo, estiba, desestiba, acarreo y en general las que auxilien y complementen el comercio marítimo y el transporte por agua, y aquellos que le sean conexos;

          b)    Asesoría relacionada con la actividad mencionada en el párrafo anterior;

          c)     Practicar el comercio de toda clase de bienes;

          d)    Realizar el comercio de importación y exportación;

          e)    Suscribir, comprar, vender y en cualquier otra forma adquirir o traspasar todo género de valores;

          f)     Actuar como comisionista o consignatario;

          g)     Solicitar y obtener toda clase de permisos o concesiones de autoridades, y ejercer todos los derechos derivados de ellos; y adquirir, por cualquier titulo legal y traspasar en la forma que estime conveniente, toda clase de franquicias, licencias, autorizaciones, patentes, certificados de invención, marcas y nombres comerciales que directa o indirectamente contribuyan a la realización del objeto y fines sociales;

          h)    Celebrar contratos de sociedad o de asociación con personas físicas o jurídicas que tengan objetos iguales o semejantes a los de la sociedad, organizar y participar en el capital de toda clase de empresas o sociedades; dar o recibir dinero en préstamo con o sin garantía; emitir obligaciones y cualesquiera otros títulos de crédito; otorgar fianzas, avales u otros instrumentos de garantía de obligaciones a cargo de terceros cuando ello redunde en beneficio de sus fines sociales y siempre que cumpla con las normas aplicables;

          i)     Adquirir en propiedad, tomar en arrendamiento, poseer, enajenar, usufructuar y en general administrar o utilizar bajo cualquier título toda clase de derechos y bienes muebles e inmuebles urbanos que permitan las leyes de la República Mexicana o de otros países, de acuerdo con los requisitos que las mismas exijan, que sean necesarios para el objeto social, en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas;

          j)     Planear, programar y ejecutar, las acciones necesarias para la promoción, operación y desarrollo de los puertos, a fin de lograr la mayor eficiencia y competitividad;

          k)    Construir, mantener y administrar la infraestructura portuaria de uso común;

          l)     Construir, operar y explotar terminales marinas e instalaciones portuarias, por sí o a través de terceros mediante los títulos que permitan las leyes;

          m)   Formular las reglas de operación del puerto, que incluirán, entre otros, los honorarios del puerto y los requisitos que deben cumplir los prestadores de servicios portuarios y someterlas a la autorización de la Secretaría de Comunicaciones y Transportes;

          n)    Asignar las posiciones de atraque en los términos de las reglas de operación;

          o)    Operar los servicios de vigilancia, así como el control de accesos y tránsito de personas, vehículos y bienes en los recintos portuarios, de acuerdo con las reglas de operación y sin perjuicio de las facultades del capitán de puerto y de las autoridades competentes;

          p)    Percibir, en los términos que fijen los reglamentos de la Ley de Puertos y en los títulos de concesión, ingresos por el uso de la infraestructura portuaria, por la explotación directa o por conducto de terceros según proceda, de las terminales e instalaciones; por la celebración de contratos; por los servicios que preste directamente y por las demás actividades comerciales que realice;

          q)    Instalar y mantener sistemas de comunicación por radio, telégrafo, teléfono o cualquier otro medio;

          r)     En general, celebrar los contratos, convenios actos y negocios jurídicos, ejecutar los actos y firmar los documentos que sean necesarios para realizar plenamente los objetos anteriores, así como realizar las demás actividades que para los concesionarios o administradores portuarios integrales se señalan en la Ley de Puertos.

DEL CAPITAL SOCIAL Y DE LAS ACCIONES

        QUINTA.- La sociedad es mexicana. Los accionistas extranjeros, actuales o futuros de la sociedad, se obligan ante la Secretaría de Relaciones Exteriores a:

          (I)   Considerarse como nacionales respecto de:

            a)    Las acciones que adquieran en la sociedad;

            b)    Los bienes, derechos, concesiones, participaciones o intereses de que sea titular la sociedad, y

            c).    Los derechos y obligaciones que deriven de los contratos en que sea parte la propia sociedad.

          (II)  No invocar la protección de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos y bienes que hubiesen adquirido."

        SEXTA.- El capital de la Sociedad es variable el capital social mínimo fijo asciende a la cantidad de $50,000.00 (CINCUENTA MIL PESOS 00/100), Moneda Nacional, íntegramente suscrito y pagado representado por (500,001) acciones Clase "I", Serie "A", comunes, ordinarias, nominativas, liberadas, sin expresión de valor. La parte variable del capital social será ilimitada.

        La porción mínima fija, sin derecho a retiro del capital social estará siempre representada por acciones de la Clase "I" y de la Serie que en cada caso determine la Asamblea General de Accionistas que resuelva acerca de su emisión. La porción variable del capital social estará siempre representada por acciones de la Clase "II" de la Serie que en cada caso determine la Asamblea General de Accionistas que resuelva acerca de su emisión.

        SEPTIMA.- El capital social estará representado por acciones que conferirán e impondrán iguales derechos y obligaciones a sus tenedores.

        Deberán contener las menciones a que se refiere el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como lo establecido en el artículo quinto anterior, y llevarán adheridos cupones numerados progresivamente.

        Los títulos definitivos de las acciones y los certificados provisionales de las mismas, serán firmados por dos consejeros, o en su defecto podrán ser firmados por el Presidente y por el Secretario del Consejo de Administración.

        La propiedad de las acciones se trasmitirá mediante endoso que se haga constar en el mismo título o bien, por cualquier otro medio legal de transmisión de la propiedad, debiendo registrarse el traspaso en el libro de registro de acciones que al efecto llevará la Sociedad, sin cuyo requisito esta última no reconocerá el traspaso.

        Los títulos podrán amparar una o varias acciones.

        OCTAVA.- Los aumentos del capital social en su porción mínima fija se efectuarán por resolución de la Asamblea General Extraordinaria de Accionistas. No podrá decretarse ningún aumento antes de que estén íntegramente pagadas las acciones emitidas con anterioridad. Al tomarse los acuerdos respectivos, la Asamblea de Accionistas que decrete el aumento o cualquier Asamblea posterior, fijará los términos y bases en que deba llevarse a cabo el mismo, en la inteligencia de que los accionistas tendrán en proporción al número de acciones de que sean propietarios, derecho de preferencia para suscribir el aumento del capital decretado.

        Los aumentos de capital en la porción mínima fija podrán efectuarse mediante capitalización de reservas o utilidades o mediante pago en efectivo o en especie, según lo acuerde la Asamblea de Accionistas respectiva.

        En los aumentos por capitalización de reservas o utilidades todas las acciones ordinarias tendrán derecho a la parte proporcional que les correspondiera en las mismas.

        El capital de la Sociedad en su porción variable, podrá aumentarse sin necesidad de reformar los Estatutos Sociales con la única formalidad de que dichos aumentos sean acordados en Asamblea General Ordinaria de Accionistas de la Sociedad. La parte variable del capital social estará siempre representada por acciones de la Clase "II" y la Serie en que cada caso determine para tal efecto la Asamblea General Ordinaria de Accionistas de la Sociedad que resuelva acerca de dicho aumento observando siempre lo dispuesto por la Cláusula Sexta de éstos Estatutos Sociales.

        No podrá decretarse ningún aumento del capital, si en dicho momento no están totalmente suscritas y pagadas todas las acciones emitidas por la Sociedad con anterioridad, cualquiera que sea su Clase o Serie.

        La Sociedad llevará un Libro de Registro de Variaciones de Capital, en el que se anotarán los aumentos y/o disminuciones del capital social.

        NOVENA.- El Capital social de la Sociedad, en su porción mínima fija, sólo podrá disminuirse si se adoptan las resoluciones pertinentes en Asamblea General Extraordinaria de Accionistas de la Sociedad y se reforma la Cláusula Sexta de estos Estatutos Sociales, observando en todo lo dispuesto por dicha Cláusula.

        En el capital social, en su porción variable, se reducirá mediante resolución adoptada en Asamblea General Ordinaria de Accionistas sin mayor formalidad, observando en todo caso lo dispuesto por la Cláusula Sexta de los Estatutos Sociales.

        En caso de cualquier acuerdo de disminución del capital de la social Sociedad ya sea en su porción mínima fija o en su porción variable y salvo acuerdo en contrario adoptado por la Asamblea General de Accionistas que decrete dicha disminución, toda disminución del capital social será hecha mediante cancelación de acciones, ya de la Clase "I" para el caso de la porción mínima fija, o de la Clase "II" para el caso de la porción variable del capital social, cualquiera que sea su Serie pero observando en todo caso lo dispuesto por la Cláusula Sexta de estos Estatutos Sociales, en una cantidad tal que permita la amortización proporcional de las acciones de todos los accionistas que detenten acciones representativas del capital social de la Sociedad.

        No podrá reducirse el capital social de la Sociedad mediante la amortización de acciones representativas del capital social de una Serie de acciones determinada, sin la aprobación previa de la mayoría de los tenedores de accionistas de dicha Serie resuelta en Asamblea Especial.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

        DECIMA.- 1.- La Asamblea General Ordinaria se reunirá cuando menos una vez al año, en el domicilio dé la Sociedad, en la fecha que fije el Consejo de Administración, el Presidente del Consejo, el Comisario o el Secretario del Consejo, dentro de los cuatro meses que sigan a la clausura del ejercicio social. Además de los asuntos incluidos en el orden del día, la Asamblea Ordinaria anual conocerá y se ocupará de la discusión, aprobación o modificación del informe de los Administradores así como el de él o los Comisarios a que se refieren los artículos ciento setenta y dos y ciento sesenta y seis fracción cuatro romano de la Ley General de Sociedades Mercantiles, del ejercicio inmediato anterior.

        2.-    Las Asambleas Extraordinarias podrán reunirse en cualquier tiempo, también en el domicilio de la Sociedad.

        3.-    Las resoluciones tomadas fuera de Asamblea General Ordinaria o Extraordinaria, por unanimidad de los accionistas que representen la totalidad de las acciones, tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en Asamblea General siempre que se confirmen por escrito.

        DECIMAPRIMERA.- Las convocatorias para las Asambleas Generales deberán hacerse mediante un aviso que se publicará por una sola vez en el periódico oficial de la entidad del domicilio de la sociedad y en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince días de anticipación entre la fecha de publicación y el día señalado para la celebración de la Asamblea cuando se trate de primera convocatoria para Asamblea Ordinaria que tenga entre sus objetos la discusión, aprobación o modificación del informe de los Administradores a que se refiere el articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles y cinco días por lo menos, en todos los demás casos.

        La convocatoria deberá contener el orden del día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone está cláusula, será nula, salvo que en el momento de la votación, haya estado representada la totalidad de las acciones.

        DECIMASEGUNDA.- Para que los accionistas de la Sociedad tengan derecho de asistir a las Asambleas Generales, deberán depositar sus acciones en cualquier institución de crédito cuando menos con dos días de anticipación al señalado para la Asamblea, ya sea en la República Mexicana o en el extranjero, en los lugares que se señalen en la convocatoria respectiva.

        Tratándose de Asambleas en las que por estar representadas todas las acciones puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá hacerse en cualquier momento antes de la celebración de la Asamblea. Las acciones depositadas no se devolverán sino después de celebrada la Asamblea.

        Cuando las acciones fueren depositadas en oficinas ubicadas fuera del domicilio de la Sociedad, las instituciones que las recibieron deberán dar aviso a la Sociedad por correo o por vía cablegráfica o telegráfica, haciendo mención del nombre del depositante, del número de acciones depositadas y del día en que se constituyó el depósito.

        Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la Sociedad una tarjeta de admisión que expresará el nombre del depositante y el número de acciones que ha depositado y servirá en la Asamblea para comprobar el carácter de accionistas de los concurrentes y el número de votos a que tienen derecho.

        Los accionistas no necesitarán probar su derecho de asistencia a la asamblea mediante el depósito mencionado, respecto de las acciones que estén inscritas a su nombre en el Libro de Registro de Acciones.

        DECIMATERCERA.- Los accionistas podrán asistir a las Asambleas Generales personalmente o por medio de apoderado, bastando en este último caso, que el mandato se otorgue en escrito privado.

        DECIMACUARTA.- Para que la Asamblea General Ordinaria de Accionistas pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representado en ella, por lo menos la mitad del capital social. Para que la Asamblea General Extraordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representada en ella cuando menos tres cuartas partes del capital social.

        DECIMAQUINTA.- Si la Asamblea General Ordinaria se reuniere en virtud de segunda convocatoria, sesionará válidamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualesquiera que sea la naturaleza de las resoluciones que hayan de tomarse. Para que la Asamblea General Extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria deberá estar representada en ella, cuando menos el cincuenta por ciento del capital social.

        DECIMASEXTA.- Las resoluciones de la Asamblea General Ordinaria se tomarán por mayoría de votos computables en la Asamblea y contándose un voto por cada acción. Las decisiones de las Asambleas Generales Extraordinarias deberán tomarse por el voto favorable de acciones que representen por lo menos el cincuenta por ciento del capital social.

        DECIMASEPTIMA.- En las Asambleas Generales las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

        DECIMAOCTAVA.- Las Asambleas Generales serán presididas por el Presidente del Consejo de Administración, o en su defecto por quien determine la propia Asamblea por unanimidad, el Presidente designará al Secretario y a los escrutadores de entre los asistentes.

DE LA ADMINISTRACION DE LA SOCIEDAD

        DECIMANOVENA.- La Sociedad será administrada por un Consejo de Administración que será integrado por los miembros propietarios que designe la Asamblea en número no menor de tres, con las designaciones de Presidente, Secretario y Vocales, pudiendo designar el número de consejeros suplentes que se consideren necesarios.

        Los miembros del Consejo de Administración podrán ser o no accionistas, pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la Asamblea General

Ordinaria de Accionistas y durando en funciones hasta en tanto no les sean revocados sus nombramientos y los nuevamente designados tomen posesión de sus cargos. La minoría de accionistas que represente el veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero.

        VIGESIMA.- El Consejo de Administración sesionará válidamente con la asistencia de la mitad más uno de sus miembros, tomándose sus resoluciones a mayoría de votos de los presentes y gozando el Presidente, para el caso de empate de voto de calidad.

        Los consejeros suplentes, en su caso, cubrirán indistintamente las faltas temporales o absolutas de los propietarios.

        VIGESIMAPRIMERA.- El Consejo de Administración tendrá las facultades siguientes:

          a).-  Poder general para administrar los negocios y bienes de la Sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración;

          b).-  Poder general para ejercer los actos de dominio que permitan las leyes;

          c).-  Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal y para constituirse en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible;

          d)    Facultad para establecer sucursales y agencias de la Sociedad y suprimirlas;

          e).-  Facultad para nombrar y remover al director general y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar.

          f).-   Facultad para otorgar y revocar poderes especiales y generales con todas las facultades que juzgue convenientes;

          g).-  Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la Sociedad;

          h).-  Facultad para ejecutar los acuerdos de la Asamblea General de Accionistas;

          i).-   En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para la realización del objeto de la sociedad y aquellos que se les atribuyan en otras cláusulas de estos estatutos. El Consejo de Administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la Sociedad; y en general nombrar de entre sus miembros uno o más delegados para la ejecución de actos concretos. A falta de designación especial, la representación corresponderá al Presidente del Consejo.

        VIGESIMASEGUNDA.- El Consejo de Administración elegirá de entre sus miembros un Presidente, además nombrará un Secretario, mismo que podrá o no ser miembro del Consejo. Dicho Secretario podrá ser removido en cualquier tiempo por el Consejo de Administración y sus faltas temporales o absolutas serán cubiertas por la persona que designe el propio Consejo.

        VIGESIMATERCERA.- Las sesiones del Consejo de Administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designe el Consejo. Las sesiones extraordinarias se celebrarán cuando lo acuerde el Presidente del Consejo o lo pida alguno de los consejeros. En todo caso se notificará por escrito al domicilio de los consejeros, por vía facsimilar o por correo certificado con acuse de recibo.

        VIGESIMACUARTA.- Las sesiones del Consejo de Administración serán presididas por el Presidente o en su defecto, por la persona que designe el mismo Consejo en calidad de Presidente de la sesión.

        VIGESIMAQUINTA.- Las actas de las sesiones del Consejo serán firmadas por el Presidente y Secretario que hubieren actuado en la sesión.

        VIGESIMASEXTA.- Las resoluciones tomadas fuera de sesión de consejo por unanimidad de sus miembros tendrán, para todos los efectos legales, la misma validez que si hubiere sido adoptadas en sesión de consejo, siempre que se confirmen por escrito por la totalidad de los miembros del Consejo de Administración.

        VIGESIMASEPTIMA.- El Secretario del Consejo de Administración o de la sociedad, en su caso, queda facultado expresamente para expedir certificaciones de las constancias de los libros de actas y registros de acciones de la Sociedad.

DE LOS COMISARIOS

        VIGESIMAOCTAVA.- La vigilancia de la Sociedad estará a cargo de uno o más Comisarios temporales y revocables quienes podrán ser socios o personas extrañas a la Sociedad. Asimismo, se podrá nombrar a sus suplentes. La Asamblea General Ordinaria de Accionistas por mayoría de votos nombrará al o a los Comisarios y a los suplentes respectivos, en su caso. La minoría de accionistas que represente un veinticinco por ciento del capital social tendrá derecho a nombrar un Comisario y el suplente respectivo, en su caso.

        VIGESIMANOVENA.- Los Comisarios durarán en su encargo un año, y podrán ser reelectos una o más veces, continuando en sus funciones hasta que el o los nuevos Comisarios no hayan sido nombrados.

GARANTIAS

        TRIGESIMA.- Los miembros del Consejo de Administración, del Comité Ejecutivo o Comisión Ejecutiva, así como los funcionarios y los Comisarios, no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la Asamblea de Accionistas determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS

        TRIGESIMAPRIMERA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        TRIGESIMASEGUNDA.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

          a).-  Se separará un cinco por ciento para la constitución del fondo de reserva, hasta que este fondo alcance un valor por lo menos igual a la quinta parte del capital social y dicho fondo deberá ser reconstituido de la misma manera cuando haya disminuido por cualquier motivo;

          b).-  Se separará la cantidad que corresponda como reparto de utilidades al personal de la Sociedad, de conformidad con las leyes aplicables;

          c).-  Se separarán las cantidades que la Asamblea señale para otros fondos de reserva, fondos de previsión y otros fines especiales; y

          d).-  El remanente será distribuido como dividendo entre los accionistas en proporción al número de sus acciones.

        TRIGESIMATERCERA.- Las pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD

        TRIGESIMACUARTA.- Llegado el caso de disolución de la Sociedad, la Asamblea General de Accionistas hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma Asamblea les otorgue. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales serán llamados en el orden de su nombramiento. Mientras dure la liquidación, los Comisarios desempeñarán respecto de los, liquidadores, la misma función que cumplen respecto de los Administradores de la Sociedad durante la vida normal de ésta y la Asamblea General de Accionistas se reunirá en sesión ordinaria en los mismos términos previstos para la vida normal de la sociedad y en sesión extraordinaria siempre que sea convocada por los liquidadores o por los Comisarios.

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, colonia Parques del Pedregal, código postal catorce mil diez, delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en dieciséis páginas útiles.

DOY FE.

POR: DIVISION DE NEGOCIOS ESPECIALIZADOS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

DIVISION DE NEGOCIOS ESPECIALIZADOS, S.A. DE C.V.

BY-LAWS

CLAUSES

CORPORATE NAME, DURATION, ADDRESS AND CORPORATE PURPOSES

ONE.- The corporate name is DIVISION DE NEGOCIOS ESPECIALIZADOS, to be followed by the words “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” or its abbreviation by initials “S.A. DE C.V.”

TWO.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument.

THREE.- The corporate address is Mexico City, Federal District, but the corporation may establish any branches or agencies within the Mexican Republic or abroad.

FOUR.- The corporate purposes of the Corporation are:

a)              To render the services governed by the Ley de Puertos <Ports Law> in Mexican Ports, including without limitation ship public or particular service, as well as loading, unloading, lightening, storage, transhipment, stowage, transportation and in general any auxiliary and complementary services for maritime commerce and sea transportation and related services;

b)             Counseling services related to the activities set forth in the preceding paragraph;

c)              Commerce with all kind of goods;

d)             Importation and exportation activities;

e)              To subscribe, purchase, sell and otherwise acquire or transfer all kind of securities;

f)                To act as commissioner or consignee;

g)             To apply for and obtain all type of permits or concessions from the authorities, and exercise all rights derived therefrom; and acquire by any legal means and transfer in the manner it may deem it appropriate, all kind of franchises, licenses, authorizations, patents, certificates of invention, trademarks and trade names that directly or indirectly contribute to comply with the corporate purposes;

h)             To enter into any agreements for the incorporation of corporations or partnerships with individuals or corporations having same or similar corporate purposes as those of the corporation, manage and participate in the capital stock of any kind of companies or corporations; to grant or receive money in borrowing with or without security; to issue liabilities and any other negotiable instruments; to grant bonds, guarantees or other security instruments for third parties liabilities, even if it is to the benefit of the corporation’s corporate purposes and provided that it shall comply with applicable regulations;

i)                 To own, lease, possess, transfer, transmit and in general manage or use by means any kind of rights and personal and urban real property as allowed by the Mexican Republic laws or other countries, provided that in no case they may acquire, hold or manage real property for agricultural purposes;

j)                 To plan, program and carry out any actions necessary for the promotion, operation and development of ports, for a better efficiency and competitiveness;

k)              To build, maintain and manage port common use infrastructure;

l)                 To build, operate and exploit maritime terminals and port installations, by itself or through third

1

parties according to laws;

m)           To establish operating rules for the port, including, inter alia, the port fees and requirements to be complied with by port service companies and submit them before the Secretaría de Comunicaciones y Transportes <Ministry of Communications and Transportation) for approval;

n)             To assign the dock positions under the terms of the operating regulations;

o)             To operate surveillance services, as well as control of roadways and transit of persons, vehicles and goods in ports, according to operating rules without preventing the powers of the port captain and competent authorities;

p)             To receive under the terms of applicable regulations to the Ports Law and the concession titles, the income for port infrastructure use, for the exploitation directly or through third parties, as the case may be, of terminals and installations; for entering into any agreements; for services directly rendered and any other commercial activities carried out;

q)             To install and maintain radio, telegraph, telephone communication systems or any other means;

r)                In general, to enter into agreements, carry out any acts and grant documents necessary to fully comply with such corporate purposes, and carry out any other activities for concessionaries or integral port administrators as set forth in Port Law.

CAPITAL STOCK AND SHARES

FIVE.- The Corporation is Mexican. Any present or future foreign shareholders of the Corporation agree with the Secretaría de Relaciones Exteriores <Ministry of Foreign Affairs> as follows:

(I) To be deemed as national as to:

a) Any shares acquired in the Corporation;

b) Any property, rights, concessions, equity or interests owned by the Corporation; and

c) Any rights and obligations derived from agreements and legal actions where the Corporation is a party.

(II) Not to invoke their government protection subject to the loss to the benefit of Mexican Nation of any rights and property acquired.

SIX.- The capital stock is variable. The minimum fixed capital is in the amount of FIFTY THOUSAND MEXICAN PESOS (Mex$50,000.00), fully subscribed and paid represented by (500,001) Class “I” Series “A” common, registered, non-assessable shares no par value. The variable portion of capital stock is unlimited.

Minimum fixed non-withdrawal right portion of capital stock will be always represented by Class “I” Shares of the Series that in each case may determine the General Meeting of Shareholders that authorizes the issuance of same. The variable portion of capital stock will be always represented by Class “II” shares of the Series that in each case may determine the General Meeting of Shareholders that authorizes the issuance of same.

2

SEVEN.- The capital stock will be represented by shares to confer identical rights and obligations to holders of same.

The shares shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the provisions of section five above, shall contain progressively numbered coupons.

The certificates of shares and scrips shall be signed by any two directors or by the Chairman and the Secretary of the board of directors.

Title of shares shall be transferred by endorsement of the certificate of share, or by any other legal transmission method, the transmission shall be registered in the shares registry of the Corporation, otherwise the Corporation will not acknowledge any transfer.

The certificates will represent one or more shares.

EIGHT.- Any increase to minimum fixed portion of capital stock shall be made by resolution of the General Extraordinary Meeting of Shareholders. No increase will be made without full payment of shares issued previously. Upon prior resolutions, the meeting of shareholders that approves the increase, or any future meeting shall determine the terms and conditions to carry out the increase, provided that the shareholders shall, in proportion of the number of shares they hold, have the preemptive right to subscribe the new shares of capital.

Any increase to minimum fixed capital may be made by capitalization of reserves or profits, or by payment in cash or in kind, as the respective meeting of shareholders may determine.

In the event of any increase by capitalization of reserves or profits, all common shares shall have the right to the proportional portion of same.

Variable portion of capital stock may be increased, without amending these By-Laws, provided that any such increase shall be resolved at a General Ordinary Meeting of Shareholders of the Corporation.  Variable portion of capital stock shall always be represented by Class “II” Shares as the General Ordinary Meeting of Shareholders may determine regarding such increase, according to the provisions of Section Six hereof.

No increase will be made without full payment and subscription of shares issued previously by the Corporation, regardless of its Class or Series.

Any increase or reduction to capital stock shall be registered in the Capital Variation Registry that the Corporation will keep for such purposes.

NINE.- Any reduction to minimum fixed portion of Capital Stock of the corporation may be only made if the corresponding resolutions are adopted at the General Extraordinary Meeting of Shareholders of the Corporation, and upon amendment of Clause Six of these By-laws, in compliance in any case, with the

3

provisions of such Clause.

Any reduction to variable portion of capital stock shall be made by resolution of the General Ordinary Meeting of Shareholders without need of any other action, in compliance in any case, with the provisions of Clause Six of these By-laws.

In the event of reduction to capital stock of the Corporation either in minimum fixed portion or in variable portion unless otherwise agreed upon by the General Meeting of Shareholders that authorizes such reduction, any reduction to capital stock shall be made by cancellation of shares either of Class “I” in the case of minimum fixed portion, or Class “II” in the event of variable portion of capital stock, whatever the Series is, but in any case in compliance with the provisions of Clause Six of these By-laws, in such an amount allowing proportional amortization of shares of all shareholders holding shares of capital stock of the Corporation.

The capital stock of the Corporation may not be reduced by amortization of shares of capital stock of any Series of shares, without prior approval of majority shareholders of such Series, resolved in a Special Meeting.

GENERAL MEETINGS OF SHAREHOLDERS

TEN.- 1.- The General Ordinary Meeting shall be held at least once in a year at the corporate address, on the date fixed by the Board of Directors, the Chairman of the Board, the Statutory Auditor or the Secretary of the Board, within four months following the closing of fiscal year. Besides any business included in the Agenda, the annual Ordinary Meeting shall discuss, approve or amend the Managers’ report and Statutory Auditors’ reports referred to in articles one hundred seventy two and one hundred seventy six section IV of the General Business Corporation Law, of immediate prior fiscal year.

2.- The Extraordinary Meetings may be held at any time also at the corporate address of the Corporation.

3.- Any resolutions adopted without a General Ordinary or Extraordinary Meeting by unanimous vote of shareholders representing all shares, shall, for all legal effects, be valid as if passed in a General Meeting, provided that they shall be confirmed in writing.

ELEVEN.- The notice of General Meetings shall be published once in the Official Gazette of the state of corporate address of the Corporation and in one major circulation newspaper of such address, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss, approve or amend the Managers’ report referred to in article one hundred seventy two of the General Business Corporations Law, and at least five days before in any other case. The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat.

TWELVE.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before a Credit Institution at least two days before the date fixed for the Meeting, either in the Mexican Republic or abroad, at the places designated in the respective notice of meeting.

4

In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting. Any shares deposited shall be only returned once the Meeting was held.

If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.

The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast.

The shareholders do not need to prove their right to attend the meeting by making such deposit of the shares registered in their name in the Shares Registry.

THIRTEEN.- The shareholders may attend the meeting in person or represented by proxy designated in writing.

FOURTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat.  An original Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat.

FIFTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders present thereat, whatever the number of shares represented thereat and whatever the nature of resolutions to be adopted.  In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat.

SIXTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.

SEVENTEEN.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting.

EIGHTEEN.- The General Meetings shall be presided by the Chairman of the Board of Directors, in absence of such officer the General Meetings will be presided by any individual designated by unanimous vote of those present at the Meeting, the Chairman shall designate among those present a Secretary of the Meeting and examiners.

MANAGEMENT OF THE CORPORATION

NINETEEN.- The business and affairs of the Corporation will be managed by the Board of Directors to be comprised of the regular members to be designated by the Meeting, in the number not less than three, as Chairman, Secretary and Directors, and the number of alternate members as they may deem necessary.

5

The members of the Board of Directors need not to be shareholders, but must be of Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. The minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director.

TWENTY.- The meetings of the Board of Directors shall be valid if fifty percent plus one director is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie.

Alternate directors, if any, shall act in the temporary or definite absence of regular directors.

TWENTY ONE.- The powers of the Board of Directors will be as follows:

a)              A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require;

b)             A general power of attorney for acts of domain in the form permitted by the laws;

c)              A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and procedures in general, including the ‘amparo’ proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible;

d)             The power to establish branches and agencies of the Corporation and close them;

e)              The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same.

f)                The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted;

g)             The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes;

h)             The power to comply with the resolutions of the General Meeting of Shareholders;

i)                 In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.  The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such

6

special designation the Chairman of the Board shall act as such representative.

TWENTY TWO.- The Board of Directors shall designate among its members a President, a Secretary, who need not to be a member of the Board. Such Secretary may be removed at any time by the Board of Directors and his or her temporary or definite absences shall be covered by the individual that the Board may determine.

TWENTY THREE.- The meetings of the Board of Directors will be ordinary and extraordinary.  The ordinary meetings shall be held periodically on the day and time as the Board may determine.  The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. In any case a notice of meeting shall be sent in writing to the address of directors, by fax, or registered mail acknowledgement of receipt required.

TWENTY FOUR.- The meetings of the Board of Directors shall be presided by the Chairman, in the absence of such officer, by the individual that the Board may designate as Chairman of the meeting.

TWENTY FIVE.- The minutes of the meetings of the Board will be signed by the Chairman and the Secretary of the meeting.

TWENTY SIX.- Any resolutions adopted without a meeting of the Board by unanimous vote of directors shall, for any legal effects, be valid as if passed in a meeting of the Board, provided that they shall be confirmed in writing by all members of the Board of Directors.

TWENTY SEVEN.- The Secretary of the Board of Directors of the corporation, if any, shall be expressly authorized to issue any certificates of minutes book and shares registry of the Corporation.

STATUTORY AUDITORS

TWENTY EIGHT.- The surveillance of the Corporation will be in charge of one or more temporary and revocable Statutory Auditors who may be shareholders or external individuals. Likewise, they may have alternate members.  The General Ordinary Meeting of Shareholders shall by majority vote, designate the Statutory Auditor(s) and the respective alternates, if any. The minority shareholders representing twenty five percent of capital stock shall have the right to designate a Statutory Auditor and his or her alternate, if any.

TWENTY NINE.- The Statutory Auditors term will be one year who may be re-elected once or more times, to continue holding office until the new Statutory Auditor(s) is(are) designated.

BONDS

THIRTY.- The members of the Board of Directors, the Executive Committee or Executive Commission and officers and Statutory Auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the Meeting of Shareholders determines the granting of such bond at the time of the appointment of such officers.

7

PROFIT AND LOSS SHARING

THIRTY ONE.- The fiscal year shall be from January one to December thirty one of each year.

THIRTY TWO.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:

a)              Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;

b)             The amount corresponding to the Corporation workers’ profit sharing shall be set apart, under the terms of applicable laws;

c)              Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and

d)             The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.

THIRTY THREE.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.

DISSOLUTION AND LIQUIDATION OF THE CORPORATION

THIRTY FOUR.- In the event of dissolution of the Corporation, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine.  Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.

8

QuickLinks

  Exhibit 3.7